UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2008

POWERSAFE TECHNOLOGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-143645 (Commission File Number)	98-0522188 (IRS Employer Identification No.)

c/o DAVID LUBIN & ASSOCIATES, PLLC

26 E. Hawthorne Avenue

Valley Stream, NY 11580

(Address of Principal Executive Offices, Zip Code)

(516) 887-8200

(Registrant's Telephone Number, Including Area Code)

Not applicable

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8	Other Events

Item 8.01 Other Events

Results of the Special Meeting

On September 18, 2008, Powersafe Technology Corp., a Delaware corporation (the “Registrant”) held a special meeting (the “Meeting”) of the shareholders, pursuant to a proxy statement that it filed with the Securities and Exchange Commission and had furnished to holders of record of the issued and outstanding shares of its common stock as of August 1, 2008 (the “Record Date”).

On the Record Date, there were 7,075,000 shares of the Registrant’s common stock issued and outstanding. 3,741,597 shares of the Registrant’s common stock were represented at the Meeting in person or by proxy, which shares constituted 52.88% percent of the issued and outstanding shares of common stock as of the Record Date, and therefore a quorum was present.

At the Meeting, the Registrant presented the following proposals to the shareholders:

1.

To grant discretionary authority to the board of directors to implement either a forward stock split of the Registrant’s common stock at some time within twelve (12) months of the date of the meeting. The results of which were as follows:

For	Against	Abstained
3,741,597	0	0

Accordingly, the proposal was approved.

2.

To grant discretionary authority to the board of directors to implement a reverse stock split of the Registrant’s common stock at some time within twelve (12) months of the date of the meeting. The results of which were as follows:

For	Against	Abstained
3,741,597	0	0

Accordingly, the proposal was approved.

3.	To grant authority to the board of directors to authorize blank check preferred stock. The results of which were as follows:

For	Against	Abstained
3,741,597	0	0

Accordingly, the proposal was approved.

        Implementation of a Reverse Split

On September 23, 2008, the Registrant notified FINRA of its intention to implement a reverse stock split of its shares of common stock on the basis of one (1) post consolidated share for each three (3) pre-consolidated shares. The reverse split will become effective as of October 2, 2008 or as soon as practicable thereafter.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSAFE TECHNOLOGY CORP.

By:	/s/ Jack N. Mayer
Name:	Jack N. Mayer
Title:	President

Date: September 23, 2008